Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257507 on Form S-8 of our report dated September 15, 2021, relating to the financial statements of Intapp, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended June 30, 2021.

/s/ Deloitte & Touche LLP

San Jose, California

September 15, 2021